As filed with the Securities and Exchange Commission on October 27, 1995.

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        STANFORD TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             94-2207636
      ______________________________        ______________________________
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)              Identification No.)

           1221 Crossman Avenue
          Sunnyvale, California                       94089-1117
      ______________________________        ______________________________
(Address of Principal Executive Offices)              (Zip Code)

                        STANFORD TELECOMMUNICATIONS, INC.
                             1991 STOCK OPTION PLAN
               __________________________________________________
                            (Full title of the plan)

                                                      Copy to:

           GARY S. WOLF                       JONATHAN M. OCKER, ESQ.
  Senior Vice President and Chief                NANCY M. VU, ESQ.
         Financial Officer                   Pillsbury Madison & Sutro
 Stanford Telecommunications, Inc.              2700 Sand Hill Road
       1221 Crossman Avenue                 Menlo Park, California 94025
 Sunnyvale, California 94089-1117                  (415) 233-4500
          (408) 745-0818
       ____________________                     ____________________
   (Name, address and telephone
   number, including area code,
       of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed        Proposed
  Title of                            Maximum        Maximum
  Securities          Amount         Offering       Aggregate       Amount of
    To Be              To Be         Price per       Offering     Registration
  Registered       Registered(1)       Share        Price (2)        Fee(3)
--------------------------------------------------------------------------------
 Common Stock     500,000 shares      $21.75       $10,875,000        $3,751
  ($.01 par
    value)
--------------------------------------------------------------------------------

(1) 500,000 shares are being registered pursuant to the Stanford
    Telecommunications, Inc. 1991 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on The Nasdaq Stock Market on October 26, 1995.
(3) The registration fee has been calculated pursuant to Rule 457(h).

                                _________________

    The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.   Plan Information.*
------    ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
------    -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Certain Documents by Reference.
------    -----------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (1) Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

     (2) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995.

     (3) The description of Registrant's common stock contained in Registrant's registration statement on Form 8-B filed under the Exchange Act.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Under Section 145 of the General Corporation Law of the State of
Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

     As permitted by sections 102 and 145 of the Delaware GCL, Registrant's Certificate of Incorporation, as amended, includes certain provisions whereby officers and directors of Registrant are to be indemnified against certain liabilities. The Certificate of Incorporation also limits to the fullest extent permitted by Delaware Law a director's liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware Law does not permit a corporation to eliminate a director's duty of care and this provision of Registrant's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

     Registrant has entered into indemnity agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by Delaware Law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancement of expenses are discretionary under Delaware Law.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

     Not applicable.

Item 8.   Exhibits.
------    --------

     See Index to Exhibits.

Item 9.   Undertakings.
------    ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Regis-tration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in con-nection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Sunnyvale, State of California, on October 24, 1995.

                                 STANFORD TELECOMMUNICATIONS, INC.



                                 By          /s/ VAL P. PELINE
                                    ------------------------------------------
                                                 Val P. Peline
                                    President and Chief Executive Officer
                                        (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                 Title                 Date
        ---------                 -----                 -----


     Val P. Peline *      President and Chief       October 24, 1995
                          Executive Officer
                          (Principal Executive
                          Officer)


      Gary S. Wolf *      Senior Vice President,    October 24, 1995
                          Chief Financial Officer
                          (Principal Financial and
                          Accounting Officer)


 James J. Spilker, Jr. *  Chairman of the Board     October 24, 1995


   Michael Berberian *    Director                  October 24, 1995


    John W. Brownie *     Director                  October 24, 1995

       Signature                 Title                 Date
       ---------                 -----                 ----


 P. Marshall Fitzgerald * Director                  October 24, 1995


   Milton W. Holcombe *   Director                  October 24, 1995


   Leonard Schuchman *    Director                  October 24, 1995


    C. Jerome Waylan *    Director                  October 24, 1995


* By  /s/ VAL P. PELINE
     --------------------
          Val P. Peline
        Attorney-in-Fact

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number                           Exhibit
-------                          -------

 3.1          Articles of Incorporation of the
              Registrant, as amended*

 3.2          Bylaws of the Registrant*

 5.1          Opinion regarding legality of
              securities to be offered

 23.1         Consent of Arthur Andersen LLP

 23.2         Consent of Pillsbury Madison &
              Sutro (included in exhibit 5.1)

 24.1         Power of Attorney

[FN]
* Incorporated by reference to Exhibits 3.1 and 3.2, respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.